FOURTH AMENDED AND RESTATED LOAN AGREEMENT

     This FOURTH AMENDED AND RESTATED LOAN AGREEMENT ("Agreement"), dated as of February 1, 1999 is between FIRST UNION NATIONAL BANK, a national banking association (the "Bank"), and BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower").

                                   BACKGROUND

     A. The Bank, as successor-in-interest to CoreStates Bank, N.A. and the Borrower are parties to a Third Amended and Restated Loan Agreement dated October 29, 1997 (as amended, modified and/or extended, the "Existing Loan Agreement"). CoreStates Bank, N.A. and the Bank have merged and the Bank has succeeded to all the rights and liabilities of CoreStates Bank under the Existing Loan Agreement.

     B. In accordance with the terms of the Existing Loan Agreement, the Bank has extended to the Borrower (i) a line of credit in the maximum principal amount of Fifteen Million Dollars ($15,000,000) (the "Existing Line of Credit") which line of credit is further evidenced by a certain Third Amended and Restated Line of Credit Note made by the Borrower in favor of the Bank (the "Existing Line of Credit Note"); (ii) a real estate loan in the original principal amount of Two Million Eight Hundred Thousand Dollars ($2,800,000) (the "Existing Real Estate Loan"); and (iii) an acquisition loan commitment in the maximum principal amount of $20,000,000 (the "Existing Acquisition Facility") pursuant to which on March 25, 1998 the Borrower borrowed $19,000,000 in connection with the acquisition of certain assets from Scientific-Atlanta, Inc. (the "Scientific Atlanta Loan").

     C. The Bank and the Borrower now desire to amend and restate in their entirety the terms and conditions of the Existing Loan Agreement pursuant to the terms hereof and set forth the terms and conditions upon which the Bank will continue to make available to the Borrower certain credit facilities to be used for the purposes specified in this Agreement. Accordingly, the Bank and the Borrower, each intending to be legally bound hereby, agree as follows:

                             ARTICLE I   DEFINITIONS

     1.1 Definitions.

     Terms used herein without definition that are defined in the Uniform Commercial Code shall have the meanings ascribed to them therein, unless the context requires otherwise. The following terms shall have the following meanings in this Agreement:

     "Account" shall have the meaning given to that term in the Uniform Commercial Code and, in addition, shall include any right to payment for goods sold or leased or services rendered which is evidenced by an instrument or chattel paper.

     "Acquisition Facility" shall mean the credit facility extended by the Bank to the Borrower pursuant to Section 2.3 hereof.

     "Acquisition Facility Interest Rate Margin" shall mean the percentage determined in accordance with Subsection 2.3(d).

     "Acquisition Loan" and "Acquisition Loans" shall have the meaning given such terms in Section 2.3(a) hereof.

     "Acquisition Loan Commitment" shall have the meaning given such term in
Section 2.3 hereof.

     "Acquisition Loan Note(s)" shall have the meaning given such term in
Section 2.3(g) hereof.

     "Affiliate" shall mean any Subsidiary of the Borrower and any Person or entity that, now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common ownership or control with the Borrower. For purposes of this definition, the terms "control," "controls" and "controlled" shall refer to the power to determine the management or policies of a Person, whether resulting from an official position or capacity with such Person, direct or indirect beneficial ownership of at least twenty percent (20%) of the voting securities or other equity interests of such Person, or otherwise.

     "Agreement" shall mean this agreement, together with all exhibits, amendments, modifications and supplements hereto as may be in effect from time to time.

     "Applicable Law" shall mean all applicable provisions of (i) constitutions, statutes, rules, regulations and orders of governmental authorities of any kind having jurisdiction over the Bank or the Borrower, (ii) authorizations, consents, approvals, and licenses of such governmental authorities, (iii) Judgments, and (iv) common law and equity.

     "Bank" shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.

     "Blonder International" shall mean Blonder Tongue International, Inc., a Delaware corporation, together with its successors and assigns.

     "Borrower" shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.

     "Business Day" shall mean any day upon which banks are open for business in New Jersey, Pennsylvania and in London, U.K.

     "Capital Lease" shall mean any lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

     "Capital Lease Obligation" shall mean the amount of the liability which, according to GAAP, should be capitalized or disclosed with respect to a Capital Lease.

     "CFM Agreement" shall mean the CoreStates Funds Manager Legal Agreement signed by the Borrower on January 29, 1997.

     "Closing" shall mean the execution and delivery to the Bank of all of the documents and instruments required by the terms of this Agreement and the closing of the transactions contemplated by this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall have the meaning set forth in the Second Amended and Restated Security Agreement.

     "Default Rate" shall mean the rate of interest applicable to any Loan, plus two percent (2.0%).

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Encumbrance" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender to, or other secured party of the Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of the Person.

     "Environmental Laws" shall mean all provisions of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss.9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (October 17, 1986), the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.1801 et seq., the Clean Water Act, 33 U.S.C. ss.ss.1251 et seq., the Clean Air Act, 42 U.S.C. ss.ss.7401 et seq., the Storage Tank and Spill Prevention Act, 35 P.S. ss.ss.6021.101 et seq., the Solid Waste Management Act, 35 P.S. ss.ss.6018.101 et seq., the Clean Streams Law, 35 P.S. ss.ss.691.1 et seq., the Hazardous Sites Cleanup Act, 35 P.S. ss.ss.6021.101 et seq., and all other federal, state and local legal requirements pertaining to the environment or regulating or restricting the use, transfer, storage or disposal of Hazardous Materials and applicable to the Borrower or its business, operations or assets.

     "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" shall have the meaning set forth in ARTICLE VII of this Agreement.

     "Existing Line of Credit Note" shall have the meaning given such term in paragraph B of the Background Section of this Agreement.

     "Existing Real Estate Loan" shall have the meaning given such term in paragraph B of the Background Section of this Agreement.

     "Existing Real Estate Loan Note" shall mean the Real Estate Loan Note, dated May 23, 1996 made by the Borrower in favor of the Bank, as amended by the Allonge to Existing Real Estate Note dated September 26, 1996.

     "Federal Reserve Board" shall mean the Board of Governors of the United States Federal Reserve System.

     "Financial Statements" shall have the meaning set forth in Section 4.4(a) of this Agreement.

     "GAAP" shall mean generally accepted accounting principles, as in effect at the time of application to the provisions hereof, and consistently applied.

     "Guarantor" shall mean any Person who guarantees the payment and performance of all or any part of the Obligations.

     "Guaranty" shall mean any guaranty or agreement to be a surety or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligation of another Person.

     "Hazardous Materials" shall mean all materials of any kind which are flammable, explosive, toxic, radioactive or otherwise hazardous to animal or plant life or the environment, including, without limitation, "hazardous wastes," "hazardous substances" and "contaminants," as such terms are defined by Environmental Laws.

     "Indebtedness" shall mean any obligation for borrowed money, including, without limitation:

          (a) any obligation owed for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business;

          (b) any Capital Lease Obligation; and

          (c) any reimbursement obligations and other obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management devise, or any forward sale or purchase agreement for foreign currencies.

     "Interest Period" shall mean each period beginning with the first Business Day of each month and ending on the day before the first Business day of the following month.

     "Judgment" shall have the meaning set forth in Section 8.6 of this Agreement.

     "LIBO Base Rate" shall mean for each Interest Period the interest rate (expressed as a decimal) for deposits in Dollars for a one month period, which rate appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the date that is two Business Days prior to the first Business Day of such Interest Period (If such rate does not appear on the Telerate Page 3750, the rate utilized shall be the rate which appears, or if more than one such rate appears, the average of the rates which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Business Days prior to such date).

     "LIBOR Market Index Rate": for any day, is the interest rate (expressed as a decimal) for one month deposits in Dollars, which rate appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

     "LIBO Rate" shall mean with respect to each day during each Interest Period pertaining to a LIBO Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                 LIBO Base Rate
                   ------------------------------------------
                        1.00 - LIBOR Reserve Requirements

     "LIBOR Reserve Requirement" shall mean the percentage amount (expressed as a decimal) of reserves that applicable United States laws would require the Bank to maintain with respect to liabilities incurred on the London Interbank Market including, without limitation, reserves required under Regulation D of the Board of Governors of the Federal Reserve System for euro-currency liabilities (as defined in such regulation and deemed, for purposes of this Agreement, to include the Bank's liabilities incurred on the London Interbank Market) without benefit of or credit for pro-ration, exception, or offsets otherwise available from time to time under such regulation.

     "Line of Credit" shall mean the line of credit from the Bank to the Borrower established pursuant to Section 2.1 of this Agreement.

     "Line of Credit Commitment" shall have the meaning set forth in Section 2.1 of this Agreement.

     "Line of Credit Interest Rate Margin" shall mean the percentage determined in accordance with Subsection 2.1(c).

     "Line of Credit Loans" shall mean the loans made by the Bank to the Borrower pursuant to the Line of Credit.

     "Line of Credit Note" shall have the meaning set forth in Section 2.1 of this Agreement, together with all replacements, amendments and renewals thereof.

     "Loan Documents" shall mean this Agreement, the Second Amended and Restated Security Agreement, the Notes, the Mortgage, the Amended and Restated Patent Collateral Assignment, the Amended and Restated Trademark Collateral Assignment, the Life Insurance Assignments and all agreements, amendments, certificates, financing statements, schedules, reports, notices, and exhibits now or hereafter executed or delivered in connection with any of the foregoing, as may be in effect from time to time, provided, however, that the term "Loan Documents" shall not include any Swap Agreements.

     "Loans" shall mean the Line of Credit Loans, the Existing Real Estate Loan and the Acquisition Loan(s).

     "Mortgage" shall mean the Mortgage, Assignment of Leases, and Security Agreement dated as of May 23, 1996 from the Borrower to the Bank, and encumbering real and personal property located generally at Middlesex County, New Jersey, and any amendments and supplements thereto.

     "Notes" shall mean the Line of Credit Note, the Existing Real Estate Loan Note, the Acquisition Note(s) and all replacements, amendments, extensions and renewals thereof.

     "Obligations" shall mean the obligations of the Borrower:

          (a) To pay the principal, interest, commitment fees and any other liabilities of the Borrower to the Bank under this Agreement and the other Loan Documents in accordance with the terms thereof;

          (b) To satisfy all of the other direct or indirect liabilities of the Borrower to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, whether or not evidenced by any note or other instrument, matured or unmatured, direct, absolute or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

          (c) To repay the Bank all amounts advanced by the Bank hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagors or lienors, or for taxes, levies, insurance, rent, wages, repairs to or maintenance or storage of any Collateral; and

          (d) To reimburse the Bank, on demand, for all of the Bank's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including all amounts payable under Section 10.3 hereof.

     "Other Loan Parties" shall mean any Guarantor, together with their successors or assigns.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof.

     "Prime Rate": the rate of interest per annum publicly announced by the Bank from time to time as its reference rate in making loans to obligors at its principal offices. The Prime Rate is not intended to reflect the rate of interest charged to any particular class of obligors. The applicable rate of interest charged will change automatically and immediately as of the date the Bank changes its Prime Rate, without notice.

     "Regulatory Change" means (a) the enactment or effectuation after the date of this Agreement of any new, or change in any existing, Applicable Law, (b) the adoption after such date of any new, or the adoption or other effectuation after such date of any change in any existing, interpretation, directive or request (whether or not having the force of law), or (c) any change after such date in the administration or enforcement of any Applicable Law to which the Bank is subject. As used in this definition, the "effectuation" of a change shall include, without limitation, that consisting of or resulting from a determination of a court or regulatory authority.

     "Scientific Atlanta Acquisition Loan" shall have the meaning assigned in paragraph B of the Background Section of this Agreement.

     "Subsidiary" shall mean, as to any designated corporation, any corporation, the outstanding shares of which having sufficient voting power (not depending on the happening of a contingency) to elect at least a majority of the members of its board of directors, are at the time owned by the designated corporation.

     "Swap Agreement": any swap agreement (as defined in 11 USC ss.101) between the Borrower and the Bank.

     "Tax" means any federal, state or foreign tax, assessment or other governmental levy or duty or other charge (including any withholding tax) upon a person or entity or upon its assets, revenues, income or profits, other than income and franchise taxes imposed upon the Bank by the jurisdictions (or any political subdivision thereof) in which the Bank or any office of the Bank is located.

     "Termination Date" shall have the meaning set forth in Section 2.1 of this Agreement.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code of Pennsylvania as codified at 13 Pa. C.S.A. ss.ss.101 et seq., as in effect on the date of this Agreement.

     "Usage Fee" shall have the meaning given such term in Section 2.3(h) hereof.

                      ARTICLE II   CREDIT ACCOMMODATIONS

     2.1 The Line of Credit.

     The Bank has made available under the Existing Loan Agreement, and shall continue to make available to the Borrower, a Line of Credit in the maximum principal amount of $15,000,000 (the "Line of Credit Commitment"), upon the terms and conditions set forth herein.


          (a) Generally. At any time and from time to time during the period ending on September 30, 1999 (the "Termination Date"), upon the request of the Borrower or pursuant to the terms of the CFM Agreement related to the "loan module", the Bank shall provide to the Borrower a loan or loans in multiples of One Thousand Dollars ($1,000), which shall be used by the Borrower for (i) working capital, (ii) for the purpose of funding good faith deposits relating to acquisitions in an aggregate amount not to exceed $10,000,000, and (iii) to purchase the Borrower's common stock in an aggregate amount not to exceed $10,000,000, provided, however, that prior to any request for an advance to fund such purpose, Borrower shall certify to Bank the amount of proceeds from the Line of Credit used to purchase such shares. The indebtedness, if any, outstanding under the Existing Line of Credit Note shall not be repaid or discharged, but shall be deemed outstanding under the Line of Credit and shall be evidenced by the Line of Credit Note, and upon Borrower's execution and delivery of the Line of Credit Note, Bank shall mark the Existing Line of Credit Note "Superseded and Replaced" and shall return the same to Borrower. The Borrower may use the Line of Credit during the period referred to in the preceding sentence by borrowing, repaying and reborrowing in accordance with the terms of this Agreement and the CFM Agreement. The aggregate outstanding principal under the Line of Credit at any time shall not exceed the Line of Credit Commitment. If, at any time, the aggregate outstanding principal under the Line of Credit exceeds the Line of Credit Commitment, then, without any requirement of demand or notice from the Bank, the Borrower shall immediately pay to the Bank the amount of such excess. Upon the Termination Date the Bank's commitment to make Line of Credit Loans shall terminate, all Line of Credit Loans shall immediately mature and all Obligations under the Line of Credit Loans shall be immediately due and payable in full.

          (b) Letters of Credit.

               (1) Generally. In addition to making loans to the Borrower under the Line of Credit as provided in Section 2.1(a) hereof, the Bank shall, upon the request of the Borrower and subject to the terms of this Agreement, also issue one or more letters of credit ("Letters of Credit") for the account of the Borrower up to an aggregate amount not to exceed $1,000,000 (the "Letter of Credit Sublimit"). All amounts drawn under Letters of Credit shall be deemed to be loans made under the Line of Credit and evidenced by the Line of Credit Note, and the amount available to be borrowed under the Line of Credit shall be reduced by the aggregate amounts drawn and available to be drawn at any time under all outstanding Letters of Credit. In no event shall the aggregate amount available to be drawn on all outstanding Letters of Credit plus the outstanding principal balance of Line of Credit Loans exceed the Line of Credit Commitment. The duration of any Letters of Credit shall not extend beyond the Termination Date without the written consent of the Bank.

               (2) Issuance of Letters of Credit. Subject to the provisions of
Section 2.1 (b)(1), the Bank shall issue Letters of Credit for the account of the Borrower, provided that the Borrower (i) provides a written request for each such Letter of Credit specifying the terms thereof, including, without limitation, the amount and the name and address of the beneficiary of such Letter of Credit; (ii) executes and delivers to the Bank an application for each such Letter of Credit pursuant to the form provided for such purpose by the Bank; and (iii) executes and delivers to the Bank such other documents and instruments which the Bank, in its sole and absolute discretion, deems reasonable and necessary. The Borrower shall pay to the Bank all transactional and customary fees required by the Bank in connection with the issuance of each Letter of Credit hereunder, including, without limitation, the Bank's standard remittance, transfer and issuance fees, which fees may be deducted by the Bank from the Borrower's account as such fees are incurred.

          (c) Interest. After February 1, 1999, interest shall accrue on all amounts outstanding under the Line of Credit at an annual rate equal at all times to the sum of the (i) the LIBOR Market Index Rate as determined as of February 1, 1999 and as redetermined each day thereafter, plus (ii) the then applicable Line of Credit Interest Rate Margin. The Line of Credit Interest Rate Margin shall be 2.25% as of February 1, 1999 and thereafter as determined on the basis of the ratio of Senior Debt to Capital Funds as of the end of each following fiscal quarter in accordance with the following chart:

          Ratio of Senior Debt to Capital                     Line of Credit Interest Rate Margin
          Funds as of each fiscal quarter
          -------------------------------

          Less than .75 to 1.00                                              0.75%
          Equal to or greater than .75 to 1.0, but                           1.25%
          less than 1.00 to 1.00
          Equal to or greater than 1.0 to 1.0, but                           1.75%
          less than 1.25 to 1.00
          Equal to or greater than 1.25 to 1.00                              2.25%


     Adjustments to the Line of Credit Interest Rate Margin arising from changes in the ratio of Senior Debt to Capital Funds as determined with respect to the end of any fiscal quarter shall be made effective as of the first Business Day of the immediately following fiscal quarter based upon the financial statements delivered under Subsection 6.2(a) or Subsection 6.2(b). In the event of an increase in such margin resulting from such a change, the Borrower shall pay the difference between the amount of interest paid and the amount due taking into account such increase within five days following written notice from the Bank. In the event of a decrease resulting from such a change, the Bank shall promptly refund any overpayment of interest taking into account such decrease.

     Interest on the aggregate outstanding principal under the Line of Credit shall be payable monthly on the first Business Day.

          (d) Line of Credit Note. The obligations of the Borrower to repay the aggregate outstanding principal under the Line of Credit and to pay accrued interest thereon shall be evidenced by a Fourth Amended and Restated Line of Credit Note, in form and substance satisfactory to the Bank, to be executed and delivered to the Bank concurrently with the execution and delivery of this Agreement (the "Line of Credit Note").

          (e) Mandatory Prepayments. Without limiting any other repayment or prepayment obligations of the Borrower set forth in this Agreement, in the event that the Borrower purchases any outstanding shares of the Borrower's common stock and thereafter sells, issues or reissues any of its common stock to any Person in a registered public offering or in an institutional private placement transaction for the purpose of raising equity capital, the Borrower shall make a mandatory prepayment of principal equal to the lesser of (i) the outstanding balance under the Line of Credit, or (ii) the net cash proceeds received by the Borrower from such sale, issuance or reissuance. Upon any such sale, issuance or reissuance of Borrower's common stock, Borrower shall deliver a certificate to Lender setting forth such number of shares sold, issued or reissued and the net proceeds received therefrom.

          (f) Administrative Fee. In addition to the interest and other fees payable by the Borrower, the Borrower shall pay to the Bank a quarterly administrative fee of $1,500, payable on the first day after the end of each calendar quarter. The Bank is authorized to automatically deduct the foregoing fee from any account of the Borrower maintained at the Bank on the date such fee is due and owing.

          (g) Change of Use Fee. The Borrower shall pay to the Bank on the date hereof a fee of $30,000.

          (h) Existing Line of Credit Note. The Bank agrees to return to the Borrower the Existing Line of Credit Note marked "cancelled."

     2.2 Real Estate Loan.

          (a) Generally. The Bank has made available to the Borrower the Existing Real Estate Loan in the initial principal amount of $2,800,000 the proceeds of which have been used to refinance certain land and buildings and other improvements thereon owned by the Borrower and located at One Jake Brown Road, Old Bridge, New Jersey (the "Property"). The Borrower has repaid and shall continue to repay the obligations under that loan in (i) one hundred and twenty nine (129) equal consecutive, monthly installments in the amount of $15,555.56 on the first Business Day of each month, which payments commenced on June 1, 1996 and end on April 1, 2006, and (ii) a final installment, consisting of the entire remaining principal balance of the Existing Real Estate Loan, together with all accrued interest thereon, which shall be due and payable May 1, 2006.

          (b) Interest. Interest shall accrue on the outstanding principal of the Existing Real Estate Loan at an annual rate equal to seven and one quarter of one percent (7.25%) for the period commencing on the date of disbursement thereof, and ending on May 31, 1999. Thereafter, interest shall accrue on the outstanding principal of the Existing Real Estate Loan at a rate per annum equal to the Prime Rate, which rate shall change simultaneously and automatically upon each change in the Bank's Prime Rate, provided, however, that upon the written election of the Borrower received by the Bank no later than May 27, 1999, interest shall accrue after June 1, 1999 at a rate equal to the sum of (A) the LIBO Rate as determined as of June 1, 1999 and on the first Business Day of each month thereafter plus (B) the then applicable Acquisition Facility Interest Rate Margin. Interest on the Existing Real Estate Loan shall be paid monthly on the first day of Business Day of each month.

          (c) Real Estate Loan Note. The obligations of the Borrower to repay the Existing Real Estate Loan are evidenced by the Existing Real Estate Loan Note to which has been annexed the Second Allonge in the form attached hereto as Exhibit B.

     2.3 Acquisition Facility.

          (a) Advances. Subject to the terms and conditions of this Agreement, at any time or times on or before June 30, 1999, the Bank shall provide to the Borrower a loan or loans (each such loan, together with the Scientific Atlanta Loan, an "Acquisition Loan" and, collectively, the "Acquisition Loans") in the maximum principal amount of $1,000,000 (the "Acquisition Loan Commitment") to be used by the Borrower to finance acquisitions. Amounts borrowed under the Acquisition Facility and repaid may not be reborrowed under the Acquisition Facility. The aggregate amount of all Acquisition Loans made under the Acquisition Facility shall not exceed the Acquisition Loan Commitment. On June 30, 1999, the Bank's commitment to make Acquisition Loans under the Acquisition Facility shall terminate.

          (b) Requirements for Acquisition Loans. The Bank shall not be obligated to make any Acquisition Loan unless the Borrower has delivered to the Bank the following documents in form and substance satisfactory to the Bank:

               (1) an Acquisition Loan Note, duly executed by the Borrower evidencing such Acquisition Loan;

               (2) such security agreements, guaranty agreements, financing statements and other documents as may be necessary or desirable in order to insure that the Bank has a first priority perfected security interest in the assets to be acquired by the Borrower, including, without limitation, the assets owned by any corporation whose stock is being acquired by the Borrower in connection with such Acquisition Loan;

               (3) the Usage Fee payable to the Bank in connection with such Acquisition Loan, as provided in Section 2.3(f); and

               (4) copies of any purchase agreement or other agreement of sale entered into by the Borrower in connection with the acquisition to be financed with the proceeds of such Acquisition Loan, together with copies of all other documents executed or delivered in connection therewith.

          (c) Additional Deliveries. The Borrower shall deliver to the Bank within thirty (30) days after the funding of the Acquisition Loan evidence satisfactory to the Bank of the transfer of the assets or stock acquired by the Borrower, free and clear of all liens and encumbrances except those liens and encumbrances permitted under Section 7.3.

          (d) Interest. After February 1, 1999 interest shall accrue on the outstanding principal of any Acquisition Loan at a rate per annum equal to the sum of (i) the LIBO Rate as determined as of February 1, 1999 and as thereafter redetermined on the first Business Day of each month thereafter plus (ii) the then applicable Acquisition Facility Interest Rate Margin. The Acquisition Facility Interest Rate Margin shall be 2.55% as of February 1, 1999 and thereafter as determined on the basis of the ratio of Senior Debt to Capital Funds as of the end of each following fiscal quarter in accordance with the following chart:

           Ratio of Senior Debt to Capital                   Line of Credit Interest Rate Margin
           Funds as of each fiscal quarter                   -----------------------------------
           -------------------------------
           Less than .75 to 1.00                                            1.05%

           Equal to or greater than .75 to 1.0, but                         1.55%
           less than 1.00 to 1.00

           Equal to or greater than 1.0 to 1.0, but                         2.05%
           less than 1.25 to 1.00

           Equal to or greater than 1.25 to 1.00                            2.55%

     Adjustments to the Acquisition Facility Interest Rate Margin arising from changes in the ratio of Senior Debt to Capital Funds as determined with respect to the end of any fiscal quarter shall be made effective as of the first Business Day of the immediately following fiscal quarter based upon the financial statements delivered under Subsection 6.2(a) or Subsection 6.2(b). In the event of an increase in such margin resulting from such a change, the Borrower shall pay the difference between the amount of interest paid and the amount due taking into account such increase within five days following written notice from the Bank. In the event of a decrease resulting from such a change, the Bank shall promptly refund any overpayment of interest taking into account such decrease.

     Interest on the Acquisition Facility shall be payable in arrears on the first Business Day of each month.

          (e) Repayment of Scientific Atlanta Loan. The Borrower shall repay the Scientific Atlanta Loan in fifty nine (59) consecutive monthly principal payments of $316,666.67 commencing on June 1, 1999, with a final principal payment of $316,666.47 on May 1, 2004.

          (f) Repayment of other Acquisition Loans.

               (i) At least five Business Days prior to the making of any Acquisition Loan the Borrower shall specify whether it elects to have such loan to have an "interest only" period and, if so, the length of such period ending on the first Business Day of any month up to six months following the date of the closing of the Acquisition Loan.

               (ii) At least five Business Days before the end of any "interest only" period or the closing of the Acquisition Loan if the Borrower elects not to have an "interest only" period, as the case may be, the Borrower (A) shall elect a repayment period for the Acquisition Loan of up to 60 months, and (B) may elect to have the Acquisition Loan bear interest at a fixed rate as offered by the Bank with respect to the repayment period elected by the Borrower. If a fixed rate is not elected, the Acquisition Loan shall accrue interest at the rate set forth above.

               (iii) If the Borrower does not elect to have the Acquisition Loan bear interest at a fixed rate, then the Acquisition Loan shall be repayable beginning on the first Business Day of the month following the end of the "interest only" period or the closing of the Acquisition Loan, as the case may be, in the number of equal monthly installments of principal as elected by the Borrower (up to 60).

               (iv) If the Borrower elects to have the Acquisition Loan bear interest at the fixed rate offered by the Bank, then the Acquisition Loan shall be repayable beginning on the First Business Day of the month following the end of the "interest only" period, in the number of equal monthly installments of principal and interest as elected by the Borrower (up to 60).

               (v) If the Borrower elects not to have an "interest only" period and to have the Acquisition Loan bear interest at the fixed rate offered by the Bank, the Acquisition Loan shall be repayable in the number of equal monthly installments of principal and interest as elected by the Borrower (up to 60), which payments shall begin on the first Business Day of the month following the first full month following the closing of the Acquisition Loan. A single payment of interest calculated at the fixed rate shall also be payable in arrears on the first Business Day of the first full month following the closing of the Acquisition Loan.

          (g) Acquisition Loan Notes. The obligations of the Borrower to repay the outstanding principal of each Acquisition Loan and to pay accrued interest thereon shall be evidenced by a promissory note, in the form attached hereto as Exhibit A, to be executed and delivered to the bank on or prior to the date of funding such Acquisition Loan (each, an "Acquisition Loan Note" and , collectively, the "Acquisition Loan Notes"). The obligations of the Borrower to repay the Scientific Atlanta Loan is evidenced by the Acquisition Loan Note dated March 25, 1998 as amended by the Allonge to Acquisition Loan Note dated September 25, 1998 and the Second Allonge in the form attached hereto as Exhibit C.

          (h) Usage Fee. On or prior to the disbursement of any Acquisition Loan, in addition to the interest and other fees payable in respect of fees payable in respect of the

Acquisition Facility, the Borrower shall pay to the Bank a usage fee ("Usage Fee"), in an amount equal to .25% of the amount of such Acquisition Loan.

     2.4 Requirements of Law.

     In the event that after the date hereof, any change in any law, regulation or treaty or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

          (a) subjects or shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, the loans made hereunder or the issuance or maintenance of the Letters of Credit hereunder, or changes the basis of taxation of payments to the Bank of principal, commitment fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Bank);

          (b) imposes, modifies or holds or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank, which reserve, special deposit, compulsory loan or similar requirement is not otherwise included in determination of the interest rate hereunder;

          (c) imposes or shall impose on the Bank any other condition;

and the result of any of the foregoing is to, directly or indirectly, increase the cost to the Bank of making, renewing or maintaining advances or extensions of credit or issuing or maintaining Letters of Credit or to reduce any amount receivable thereunder then, in any such case, the Borrower shall promptly pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for such additional cost or reduced amount receivable. If the Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. The good faith determination as to any additional amounts payable pursuant to the foregoing sentence by the Bank shall be conclusive in the absence of manifest error.

     2.5 Determinations.

     In making the determinations contemplated by Section 2.4 hereof the Bank may make such estimates, assumptions, allocations and the like that it, in good faith, determines to be appropriate. All such determinations shall be final, binding and conclusive upon the Borrower, except to the extent of any manifest error in computation or transmission, however, the Bank will permit the Borrower to rebut such determinations if it does so in writing, with appropriate evidence thereof, within ten (10) Business Days from the date of notification thereof by the Bank. The Bank shall furnish to the Borrower a certificate outlining in reasonable detail the computation of any amounts claimed by it under Section 2.4 and the assumptions underlying such computations, provided that the failure to deliver a certificate shall not affect the Bank's right to such amounts, but shall extend the time for the Borrower to respond thereto as required above.

     2.6 Payments and Computations.

     All amounts payable by the Borrower to the Bank under this Agreement or the Notes shall be paid directly to the Bank in immediately available funds at the address of the Bank set forth in Section 10.2 hereof or at such other address of which the Bank shall give notice to the Borrower pursuant to Section 10.2 hereof. The Bank is authorized to charge any account of the Borrower at the Bank for any payment due by the Borrower under this Agreement or any of the Notes. All computations of interest hereunder shall be made by the Bank on the basis of a year of 360 days for the actual number of days elapsed. All payments under each of the Notes shall be applied first to the payment of interest due and payable thereunder and then to the reduction of the outstanding principal balance thereof.

     2.7 Borrowing.

     The Borrower shall notify the Bank of each proposed borrowing under the Line of Credit not later than 2:30 p.m., Eastern Standard or Daylight Savings as then in effect in Philadelphia, Pennsylvania time on the day of the proposed borrowing.

     2.8 Prepayment and Repayment.

          (a) If prior to the first day of any Interest Period the Bank shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for the Interest Period the Bank shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given all amounts due under the Loans shall bear interest at the Bank's floating Prime Rate. However, if the Borrower has hedged the LIBO Rate with a Swap Agreement, then the applicable rate with respect to the portion of the Loans for which the LIBO Rate has been hedged shall immediately be converted to the floating rate payable by Bank under Swap Agreement plus the Line of Credit Interest Rate Margin or the Acquisition Facility Interest Rate Margin as may be applicable.

          (b) Notwithstanding any other provisions herein, if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for the Bank to make or maintain LIBO loans all amounts due under the Term Loan shall bear interest at the Bank's floating Prime Rate. However, if the Borrower has hedged the LIBO Rate with a Swap Agreement, then the applicable rate with respect to the portion of the Loans for which the LIBO Rate has been hedged shall immediately be converted to the floating rate payable by Bank under the Swap Agreement plus the Line of Credit Interest Rate Margin or the Acquisition Facility Interest Rate Margin as may be applicable.

          (c) The Borrower agrees to indemnify the Bank and hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of (1) default by the Borrower in payment when due of the principal amount of or interest on any Loans, (2) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with provisions of this Agreement, (3) the making of a prepayment on a Loan with a fixed rate before the date such fixed rate is set to expire or the Loan is to be repaid,
(4) the making of a prepayment on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain the Loans or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive termination of this Agreement, payment of the outstanding Note and all other amounts payable hereunder. Any prepayment will not affect the Borrower's obligation to continue making payments under any Swap Agreement, which shall remain in full force and effect notwithstanding such prepayment.

          (d) All payments made by the Borrower under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Bank as a result of a present or former connection between the Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Bank hereunder or under the Note, the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in any Loan Document. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Bank a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

                            ARTICLE III   SECURITY

     3.1 Security Documents.

     As security for the prompt payment, performance, satisfaction and discharge when due of all the Obligations, the Borrower has granted to the Bank a perfected security interest or mortgage lien on all of its assets.

         ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     In order to induce the Bank to execute and deliver this Agreement and to make the Loans available to the Borrower, the Borrower represents and warrants to the Bank that, as of the date hereof:

     4.1 Good Standing of the Borrower; Authorization.

     The Borrower is duly incorporated, organized and existing and in good standing in the State of Delaware and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification necessary, and has the corporate power to own its properties and to carry on its business as now conducted. As of the date hereof, the Borrower is not doing business in and owns no property in the State of California. The execution, delivery and performance of this Agreement, and the Loan Documents have been duly authorized by all necessary corporate proceedings on the part of the Borrower.

     4.2 Compliance with Laws and Other Agreements.

     The Borrower is in compliance with all laws, rules, regulations, judgments, decrees, orders, agreements and requirements which affect in any material way the Borrower, its assets or the operation of its business and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation, judgment, decree, order, agreement, or other governmental requirement.

     4.3 No Conflict; Governmental Approvals.

     The execution, delivery, and performance of this Agreement and each of the Loan Documents will not (i) conflict with, violate, constitute a default under, or result in a breach of any provision of any applicable law, rule, regulation, judgment, decree, order, instrument or other agreement, or (ii) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of the Borrower. No authorization, permit, consent or approval of or other action by, and no filing, registration or declaration with, any governmental authority or regulatory body is required to be obtained or made by the Borrower for the due execution, delivery and performance of this Agreement or any of the Loan Documents, except such as have been duly obtained or made prior to the date of this Agreement and are in full force and effect as of the date of this Agreement (copies of which have been delivered to the Bank).


     4.4 Financial and Other Information Regarding Borrower.

          (a) The Borrower has delivered to the Bank true, correct and complete copies of (i) the balance sheet of the Borrower as of December 31, 1998, and related statements of income for the period then ended, together with notes thereto and the unqualified opinion thereon, of BDO Seidman, LLP, and (ii) the unaudited balance sheet of the Borrower as of September 30, 1998 and related statements of income for the three fiscal quarters then ending. Those financial statements ("Financial Statements") present fairly the financial position of the Borrower and the results of the operations of the Borrower as of the dates and for the periods indicated, in conformity with GAAP.

          (b) Except as set forth on Schedule 4.4(b) hereto, the Borrower has no Indebtedness other than as shown in the most recent Financial Statements, and any subsequent interim financial statements which have been delivered to the Bank.

          (c) Except as set forth on Schedule 4.4(c) hereto, the Borrower has no "investment" (as such term is defined under GAAP), whether by stock purchase, capital contribution, loan, advance, purchase of property or otherwise, in any Person, other than as shown in the most recent Financial Statements, and any subsequent interim financial statements which have been delivered to the Bank.

     4.5 Taxes.

     The Borrower is not delinquent in payment of any income, property or other tax, except for any delinquency in the payment of a tax which is contested in good faith by the Borrower and for which appropriate reserves have been established in accordance with GAAP.

     4.6 Encumbrances and Guaranties.

          (a) All properties and assets of the Borrower are owned by the Borrower free and clear of all Encumbrances except (i) those for taxes or other government charges either not yet delinquent or the nonpayment of which is permitted by Section 4.5 of this Agreement; (ii) those arising in connection with Indebtedness that do not materially impair the use or value of the properties or assets of the Borrower in the conduct of its businesses; (iii) Encumbrances whose release and termination is evidenced by the Borrower's delivery to the Bank of appropriate documents; (iv) Encumbrances otherwise permitted under the Loan Documents; and (v) Encumbrances disclosed in the most recent Financial Statements.

          (b) The Borrower is not obligated under any Guaranty.

     4.7 Material Adverse Changes.

     Since December 31, 1998, there has not been any material adverse change in the business, operations, properties or financial position of the Borrower. The Borrower does not know of any fact (other than matters of a general economic or political nature) which materially adversely affects, or, so far as the Borrower can now reasonably foresee, will materially adversely affect, the business, operations, properties or financial position of the Borrower or the performance by the Borrower of its obligations under this Agreement and the other Loan Documents.

     4.8 Margin Securities.

     The assets of the Borrower do not include any "margin securities" within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, 221), and the Borrower does not have any present intention of acquiring any margin security.

     4.9 ERISA.

     The provisions of each employee benefit plan as defined in Section 3(3) of ERISA ("Plan") maintained by the Borrower complies with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No reportable event, as defined in Section 4043 of ERISA, has occurred with respect to any Plan; no Plan to which Section 4021 of ERISA applies has been terminated; no Plan has incurred any liability to PBGC as provided in Section 4062, 4063 and 4064 of ERISA; no Plan has been involved in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code; and there are no unfunded liabilities with respect to any Plan which are not disclosed in the Financial Statements.

     4.10 Pending Litigation.

     Except as disclosed in the Borrower's periodic reports filed with the Securities and Exchange Commission and provided to the Bank, there are no actions, suits, proceedings or investigations pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower, before any court, arbitrator or administrative or governmental body which, in the aggregate, might adversely affect any action taken or to be taken by the Borrower under this Agreement and the other Loan Documents or which, in the aggregate, might materially adversely affect the business, operations, properties or financial position of the Borrower, or the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents.

     4.11 Valid, Binding and Enforceable.

     This Agreement and the Loan Documents to which the Borrower is a party have been duly and validly executed and delivered by the Borrower and constitute the valid and legally binding obligations of such parties enforceable in accordance with their respective terms, except as enforcement of this Agreement and the other Loan Documents may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and except as enforcement is subject to general equitable principles.

     4.12 Priority of Security Interests.

     The Second Amended and Restated Security Agreement dated as of February 1, 1999, together with the financing statements which have been filed in connection therewith have created valid first perfected security interests in the personal property of the Borrower described therein as collateral for all the Obligations subject to no prior Encumbrances.


     4.13 Environmental Matters.

          (a) The Borrower has performed all of its obligations under, has obtained all necessary approvals, permits, authorizations and other consents required by, and is not in material violation of, any Environmental Laws.

          (b) The Borrower has not received any notice, citation, summons, directive, order or other communication, written or oral, from, and the Borrower has no knowledge of the filing or giving of any such notice, citation, summons, directive, order or other communication by, any governmental or quasi-governmental authority or agency or any other Person concerning the presence, generation, treatment, storage, transportation, transfer, disposal, release or other handling of any Hazardous Materials within, on, from, related to, or affecting any real property owned or occupied by the Borrower.

          (c) To the best of the Borrower's knowledge, after reasonable inquiry, no real property owned or occupied by the Borrower has ever been used, either by the Borrower or any of its predecessors in interest, to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material in violation of any applicable Environmental Laws.

          (d) To the best of the Borrower's knowledge, after due inspection, there are no Hazardous Materials within, on or under any real property owned or occupied by the Borrower in violation of any applicable Environmental Laws.

     4.14 No Untrue Statements.

     Neither this Agreement, the Loan Documents nor any other document, certificate or statement furnished or to be furnished by the Borrower or by any other party to the Bank in connection herewith contains, or at the time of delivery will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.


          ARTICLE V   CONDITIONS PRECEDENT TO THE BANK'S OBLIGATIONS

     The Bank's obligations hereunder are conditioned upon the satisfaction by the Borrower of the following conditions precedent:

     5.1 Documents to be Delivered by the Borrower at Closing.

     The Borrower shall deliver or cause to be delivered to the Bank at the Closing the following:

          (a) This Agreement duly executed by the Borrower;

          (b) The Fourth Amended and Restated Line of Credit Note duly executed by the Borrower;

          (c) The Second Allonge to the Existing Real Estate Note;

          (d) The Second Allonge to the Acquisition Loan Note date March 25,
1998;

          (e) The Second Amended and Restated Security Agreement;

          (f) The Amended and Restated Patent Collateral Assignment;

          (g) The Amended and Restated Trademark Collateral Assignment;

          (h) The Modification of Mortgage;

          (i) An endorsement to the Loan Title Policy issued by Stewart Title Guaranty Company, dated the date of closing and redated the date of the recording of the Modification of Mortgage and Security Agreement, insuring the Mortgage, as modified, as a first priority lien;

          (j) Evidence of the Borrower's having complied with those covenants regarding insurance as are contained in this Agreement and the other Loan Documents;

          (k) A certificate of the Secretary or an Assistant Secretary of the Borrower appropriately dated including (i) resolutions duly adopted by the Borrower authorizing the transactions under the Loan Documents; (ii) evidence of the incumbency and signature of the officers executing on the Borrower's behalf any of the Loan Documents and any other document to be delivered pursuant to any such documents, together with evidence of the incumbency of such officers; (iii) a certification that the by-laws and the articles of incorporation of the Borrower have not been amended since December 11, 1995; and (iv) certificates of authority or good standing for the Borrower from its jurisdiction of incorporation and any other jurisdiction where the Borrower is qualified to do business;

          (l) A copy of each and every authorization, permit, consent, and approval of and other action by, and notice to and filing with, every governmental authority and regulatory body which is required to be obtained or made by the Borrower for the due execution, delivery and performance of this Agreement and the other Loan Documents; and

          (m) The opinion of Stradley, Ronon, Stevens & Young in form and substance reasonably satisfactory to the Bank and its counsel.

     5.2 Conditions Precedent to Making Line of Credit Loans or Acquisition
Loans.

     The Bank shall not be obligated to make any Line of Credit Loans or any Acquisition Loan hereunder unless:

          (a) As of the date of the proposed advance, no Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

          (b) The representations and warranties contained in ARTICLE IV are true and correct on the date of the proposed advance, except that the representations and warranties in Section 4.4 shall refer to the financial statements most recently supplied to the Bank pursuant to Section 6.2 of this Agreement; and

          (c) No material adverse change has occurred in the business, property, operations or condition (financial or otherwise) of the Borrower since the date hereof; and

          (d) The Borrower has delivered to the Bank, upon the Bank's request, a certificate executed by the chief executive officer of the Borrower confirming the statements made in paragraphs (a), (b), and (c) above. Any certificate shall also confirm the number of shares of the Borrower's common stock owned or held by the Borrower.

              ARTICLE VI   AFFIRMATIVE COVENANTS OF THE BORROWER

     The Borrower hereby covenants and agrees that from the date hereof and until satisfaction in full of the Obligations, unless the Bank shall otherwise consent in writing, the Borrower shall do the following:

     6.1 Use of Proceeds.

     Use the proceeds of the borrowings hereunder only for the purposes specified in Sections 2.1, 2.2 and 2.3 of this Agreement.

     6.2 Financial Statements.

     Furnish to the Bank the following financial statements which shall be prepared in accordance with GAAP and signed by the chief financial officer of the Borrower:

          (a) within one hundred ten (110) days after the end of each fiscal year, the financial statements of the Borrower, including a balance sheet, statement of income and statement of cash flows, as reported on the Form 10K of the Borrower as filed with the United States Securities and Exchange Commission, and such other financial statements of the Borrower in such detail as the Bank may reasonably request. Such financial statements shall present fairly the financial condition of the Borrower as of the close of such year and the results of its operations and its cash flows during such year, in accordance with GAAP, and shall be audited and accompanied by the opinion, satisfactory in form and substance to the Bank, of BDO Seidman, LLP or another independent public accountant acceptable to the Bank;

          (b) within sixty (60) days after the end of each fiscal quarter, the financial statements of the Borrower, including a balance sheet, statement of income and statement of cash flows, as reported on the Form 10Q of the Borrower as filed with the United States Securities and Exchange Commission, and such other financial statements of the Borrower in such detail as the Bank may reasonably request. Such financial statements shall present fairly the financial condition of the Borrower as of the close of such quarter and the results of its operations and its cash flows during such quarter, in accordance with GAAP, certified by the chief financial officer of the Borrower;

          (c) within one hundred eighty (180) days after the end of each fiscal year of the Borrower, a copy of the Management Letter of the Borrower prepared by BDO Seidman, LLP or another independent public accountant acceptable to the Bank;

          (d) such other information in the Borrower's possession as the Bank may reasonably request; and

          (e) at the time the statements required in Sections 6.2(a) and 6.2(b) are provided to the Bank the Borrower shall also furnsh a certificate of the chief financial office of the Borrower, (i) certifying that the best of his or her knowledge no default or Event of Default has occurred and is continuing hereunder (including but not limited to no default under any financial covenant or covenants contained herein) or under any other instrument or agreement between the Borrower and the Bank or, if such default or Event of Default has occurred and in continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) containing computations demonstrating compliance with any financial covenant or covenants contained in this Agreement.

     6.3 Ordinary Course of Business; Records.

     Conduct its business only in the ordinary course and keep accurate and complete books and records of its assets, liabilities and operations consistent with sound business practices and in accordance with GAAP.

     6.4 Information for the Bank.

     Make available during normal business hours for inspection by the Bank or its designated representatives any of its books and records when reasonably requested by the Bank to do so, and furnish the Bank any information reasonably requested regarding its operations, business affairs and financial condition within a reasonable time after the Bank gives notice of its request therefor. In particular, and without limiting the foregoing, the Borrower shall permit, during normal business hours, representatives of the Bank's Audit Department to make such periodic inspections of the Borrower's books, records and assets as such representatives deem necessary and proper.

     6.5 Insurance.

     Carry at all times in financially sound and reputable insurers: (a) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction; (b) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by it or occurring as a result of the ownership, maintenance or operation by it of any automobile, truck or other vehicle or as a result of the use of products manufactured, constructed or sold by it, or services rendered by it; (c) business interruption insurance covering risk of loss as a result of the cessation for all or any part of one year of any substantial part of the business conducted by it; (d) hazard insurance against such other hazards as are usually insured against by business entities of established reputation engaged in like businesses and similarly situated, including, without limitation, fire (flood, if applicable) and extended coverage; and (e) such other insurance as the Bank may from time to time reasonably require, and pay all premiums on the policies for all such insurance when and as they become due and take all other actions necessary to maintain such policies in full force and effect at all times. The insurance specified in Subsections (b), (c) and (d) shall be maintained in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by business entities of established reputation engaged in the same or similar business and similarly situated, provided that the amount of such coverage shall not be in an amount less than 80% of the insurable value of the Borrower's assets or 100% of the amount of the Loans. The Borrower shall from time to time, upon request by the Bank, promptly furnish or cause to be furnished to the Bank evidence, in form and substance satisfactory to the Bank, of the maintenance of all insurance required to be maintained hereby, including, without limitation, such originals or copies as the Bank may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments. The Borrower shall cause each hazard insurance policy to provide, and the insurer issuing each such policy to certify to the Bank, that (a) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Bank and such cancellation or change shall not be effective for 30 days after receipt by the Bank of such notice, unless the effect of such change is to extend or increase coverage under the policy; (b) the Bank shall be named as lender loss payee with respect to personal property and mortgagee with respect to real property; and (c) the Bank will have the right, at its election, to remedy any default in the payment of premiums within 30 days of notice from the insurer of such default. The foregoing covenants regarding insurance are in addition to, and not intended to supersede, those covenants regarding insurance set forth in the Loan Documents. In the event and to the extent of any conflict between the provisions of this Agreement and the provisions of the Loan Documents regarding the insuring of Collateral, the provisions of the Loan Documents with respect thereto shall govern.

     6.6 Maintenance.

     Maintain its equipment, real property and other properties in good condition and repair (normal wear and tear excepted) and pay and discharge the cost of repairs thereto or maintenance thereof.

     6.7 Taxes.

     Pay all taxes, assessments, charges and levies imposed upon it or on any of its property, or which it is required to withhold and pay over, and provide evidence of payment thereto to the Bank if the Bank so requests, except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside on its books; provided, however, that the Borrower shall pay all such taxes, assessments, charges and levies forthwith whenever foreclosure on any lien which attaches or security therefor appears imminent.

     6.8 Leases.

     Pay all rent or other sums required by every lease to which the Borrower is a party as the same becomes due and payable, perform all its obligations as tenant or lessee thereunder except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside; and keep all such leases at all times in full force and effect during the terms thereof.

     6.9 Corporate Existence; Certain Rights; Laws.

     Do all things necessary to preserve and keep in full force and effect in each jurisdiction in which it conducts business the business existence, licenses, permits, rights, patents, trademarks, trade names and franchises of the Borrower and comply with all present and future laws, ordinances, rules, regulations judgments, orders and decrees which affect in any material way the Borrower, its assets or the operation of its business.

     6.10 Notice of Litigation or Other Proceedings.

     Give immediate notice to the Bank of (i) the existence of any dispute, (ii) the institution of any litigation, administrative proceeding or governmental investigation involving the Borrower or (iii) the entry of any judgment, decree or order against or involving the Borrower, any of which might materially and adversely affect the operation, financial condition, property or business of the Borrower or affect the enforceability of this Agreement or any of the other Loan Documents.

     6.11 Indebtedness.

     Pay or cause to be paid when due (or within applicable grace periods) all Indebtedness of the Borrower.

     6.12 Notice of Events of Default.

     Give immediate notice to the Bank if the Borrower becomes aware of the occurrence of any Event of Default, or of any fact, condition or event which with the giving of notice or lapse of time, or both, would be an Event of Default, or of the failure of the Borrower to observe or perform any of the conditions or covenants to be observed or performed by it under this Agreement or any of the other Loan Documents.

     6.13 ERISA.

     Maintain each Plan in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code. As promptly as practicable (but in any event not later than ten days) after the Borrower receives from the PBGC a notice of intent to terminate any Plan or to appoint a trustee to administer any Plan, after the Borrower has notified the PBGC that any reportable event, as defined in Section 4043 of ERISA, with respect to any Plan has occurred, or after the Borrower has provided a notice of intent to terminate to each affected party, as defined for purposes of Section 4041(a)(2) of ERISA, with respect to any Plan, a certificate of the chief executive officer of the Borrower shall be furnished to the Bank setting forth the details with respect to the events resulting in such reportable event, as the case may be, and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of intent to terminate or to appoint a trustee from the PBGC, of the notice of such reportable event or of the Borrower's notice of intent to terminate, as the case may be.

     6.14 Deposit Accounts.

     Use the Bank as its primary depository institution to the extent reasonably feasible unless otherwise agreed in writing by the Bank; and notify the Bank, in writing and on a continuing basis, of all deposit accounts and certificates of deposit (including the numbers thereof) maintained with or purchased from other banks and other financial institutions. Notwithstanding the foregoing, Borrower may use a bank other than the Bank for its payroll account, and working capital accounts (which accounts may not, at any time, contain an average daily balance calculated on a monthly basis, in excess of $250,000 in the aggregate) to be used for incidental expenses of Borrower, including, travel expenses of its employees, and provided no Events of Default exist, Borrower may, at Borrower's discretion, in lieu of the Lock Box Agreement, use a New Jersey bank, satisfactory to the Bank, as a depository transfer institution, pursuant to an agreement in form and substance satisfactory to the Bank, establishing a depository transfer arrangement between the Bank, the depository bank and the Borrower.

     6.15 Management.

     Furnish to Bank within five (5) days of any election or appointment of officers or directors, written notice of any change in the persons who from time to time become officers and directors of Borrower and retain executive management personnel at all times satisfactory to the Bank, it being understood that management, which consists of James A. Luksch as President and

CEO, and Robert J. Palle as Executive Vice President, of the Borrower as of the date hereof, is satisfactory.

     6.16 Financial Covenants.

     Observe the financial covenants set forth on Schedule 6.16 attached hereto and made a part hereof, provided that such financial covenants may be revised if the Line of Credit Commitment is extended beyond the Termination Date.

     6.17 Compliance with Environmental Laws.

     Comply fully with all Environmental Laws and not use any property which it owns or occupies to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material, except in compliance with all Environmental Laws.

     6.18 Further Actions.

     Cooperate and join with the Bank, at its own expense, in taking all such further actions as the Bank, in its sole judgment, shall deem necessary to effectuate the provisions of the Loan Documents and to perfect or continue the perfected status of all Encumbrances granted to the Bank pursuant to the Loan Documents, including, without limitation, the execution, delivery and filing of financing statements, amendments thereto and continuation statements, the delivery of chattel paper, documents or instruments to the Bank, and the notation of Encumbrances in favor of the Bank on certificates of title.

     6.19 Material Adverse Change.

     Notify the Bank in writing upon any material adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrower.

     6.20 Meeting Regarding Projections.

     On or prior to June 1 of each fiscal year the Borrower shall participate in a meeting with the Bank at which time the Borrower shall discuss with the Bank the Borrower's financial statement projections for the then current fiscal year, including without limitation, the Borrower's projected balance sheet, statement of income and statement of cash flows for such fiscal year.

     6.21 Subordination of Debt.

     Deliver to the Bank a subordination agreement in form and substance satisfactory to the Bank with respect to any Indebtedness of the Borrower (except Indebtedness permitted pursuant to Section 7.2 hereof) incurred after the date hereof.

                       ARTICLE VII   NEGATIVE COVENANTS

     The Borrower hereby covenants and agrees that until satisfaction in full of the Obligations, it will not do any one or more of the following without first obtaining the written consent of the Bank:

     7.1 Fundamental Corporate Changes.

          (a) Change its name, enter into or effect any merger (except any merger where the Borrower is the surviving corporation), consolidation, share exchange involving in excess of 25% of the Borrower's capital stock, or dissolve.

          (b) Sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets or any significant product line or process;

          (c) Have any Subsidiary, except Blonder International and Vu-Tech Communications, Inc.

     7.2 Indebtedness.

     Incur, create, assume or have any Indebtedness except:

          (a) The Loans and any Swap Agreement; and

          (b) Indebtedness constituting either Capital Lease Obligations or Indebtedness under agreements for the installment purchase of equipment, provided that such Indebtedness does not exceed 100% of the installment purchase price of such equipment.

     7.3 Encumbrances.

     Create or allow any Encumbrances to be on or otherwise affect any of its property or assets except:

          (a) Encumbrances in favor of the Bank;

          (b) Encumbrances for taxes, assessments and other governmental charges incurred in the ordinary course of business which are not yet due and payable or which are being properly contested in good faith by lawful and appropriate proceedings;

          (c) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation or to participate in any fund in connection with workmen's compensation, unemployment insurance or other social security obligations;

          (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of tenders, contracts (other than for the repayment of Indebtedness) or leases or to secure statutory obligations or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

          (e) Liens of mechanics, materialmen, warehousemen, carriers or other similar liens, securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith by appropriate and lawful proceedings;

          (f) Encumbrances securing Indebtedness permitted under Section 7.2(b), provided that (i) no other covenants of this Agreement are thereby violated and
(ii) no equipment other than the equipment so acquired secures such Indebtedness;

          (g) Encumbrances, if any, otherwise expressly permitted by the Loan Documents; and

          (h) Encumbrances disclosed in the Financial Statements or as set forth on Schedule 7.3 attached hereto.

     7.4 Guaranties.

     Directly or indirectly make any Guaranty, other than for the benefit of Blonder International.

     7.5 Sales and Lease-Backs.

     Sell, transfer or otherwise dispose of any property, real or personal, now owned or hereafter acquired, with the intention of directly or indirectly taking back a lease on such property.

     7.6 Loans, Investments.

     Except as set forth on Schedule 4.4(c), purchase, invest in, or make any loan in the nature of an investment in the stocks, bonds, notes or other securities or evidence of Indebtedness of any person, or make any loan or advance to or for the benefit of any Person except for (i) short-term obligations of the Treasury of the United States of America; (ii) certificates of deposit issued by banks with shareholders' equity of at least $100,000,000;
(iii) repurchase agreements not exceeding 29 days in duration issued by banks with shareholders' equity of at least $100,000,000; (iv) notes and other instruments generally known as "commercial paper" which arise out of current transactions, which have maturities at the time of issuance thereof not exceeding nine months and which have, at the time of such purchase, investment or other acquisition, the highest credit rating of Standard & Poor's Corporation or Moody's Investors Service, Inc.; (v) investments in the capital stock or indebtedness of any person or persons where the aggregate of such investment(s) does not exceed $5,000,000, provided that at the time of, and after giving effect to such investment(s), no Event of Default and no event which with the giving of notice, the passage of time or both, would constitute an Event of Default has occurred or would occur as a result thereof; and (vi) purchases by the Borrower of the common stock of the Borrower, pursuant to a share repurchase program duly adopted by the Borrower's Board of Directors and conducted in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

     7.7 Change in Business.

     Discontinue any substantial part, or change the nature of, the business of the Borrower, or enter into any new business unrelated to the present business conducted by the Borrower.

     7.8 Sale or Discount of Receivables.

     Sell any notes receivable or accounts receivable, with or without recourse.

     7.9 Prepayment of Indebtedness.

     Make any voluntary prepayments of Indebtedness other than the Loans.

     7.10 ERISA.

          (a) Terminate any Plan maintained by the Borrower to which Section 4021 of ERISA applies;

          (b) Allow the value of the benefits guaranteed under Title IV of ERISA to exceed the value of assets allocable to such benefits;

          (c) Incur a withdrawal liability within the meaning of Section 4201 of ERISA.

     7.11 Compliance with Federal Reserve Board Regulations.

     (i) Use any of the proceeds of the Loans, directly or indirectly, for the purposes of purchasing or carrying any "margin security" within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, 221), (ii) use any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X of such Board (12 C.F.R. 224), or (iii) take or permit to be taken any other action which would result in the Loans or the consummation of any of the other transactions contemplated hereby being violative of such regulations or any other regulation of such Board.

     7.12 Blonder International.

     Until satisfaction in full of all Obligations of the Borrower to the Bank, unless the Bank shall otherwise consent in writing, the Borrower shall not transfer assets having a value in excess of $200,000 in the aggregate to Blonder International, and shall not permit Blonder International to have assets having an aggregate book value in excess of $200,000.

                       ARTICLE VIII   EVENTS OF DEFAULT

     An event of default ("Event of Default") under this Agreement shall be deemed to exist if any one or more of the following events occurs and is continuing, whatever the reason therefor:

     8.1 Borrower's Failure to Pay.

     The Borrower fails to pay any amount of principal, interest, fees or other sums as and when due under this Agreement, any other Loan Documents, any other Obligation or any Swap Agreement, whether upon stated maturity, acceleration, or otherwise and has not remedied and fully cured such failure to pay within ten
(10) Business Days after the date such payment is so due.

     8.2 Breach of Covenants or Conditions.

     The Borrower or any of the Other Loan Parties fails to perform or observe any term, covenant, agreement or condition in this Agreement, any other Loan Documents or any Swap Agreement or is in violation of non-compliance with any provision of this Agreement, any other Loan Document or any Swap Agreement, and has not remedied and fully cured such non-performance, non-observance, violation of or non-compliance within thirty (30) days after the Bank has given written notice thereof to the Borrower, or such Other Loan Party; provided, however, that during such thirty (30) day period the Bank's obligations to make further Loans to the Borrower shall be suspended.

     8.3 Defaults in Other Agreements.

     The Borrower or any of the Other Loan Parties fails to perform or observe any term, covenant, agreement or condition contained in, or there shall occur any default under or as defined in, any other agreement applicable to the Borrower or any of the Other Loan Parties or by which any of them is bound involving a material liability of the Borrower or any of the Other Loan Parties which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied, unless such default is waived by the other party thereto or excused as a matter of law.

     8.4 Agreements Invalid.

     The validity, binding nature of, or enforceability of any material term or provision of any of the Loan Documents is disputed by, on behalf of, or in the right or name of the Borrower or any of the Other Loan Parties or any material term or provision of any such Loan Document is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction.

     8.5 False Warranties; Breach of Representations.

     Any warranty or representation made by the Borrower or any of the Other Loan Parties in this Agreement or any other Loan Document or in any certificate or other writing delivered under or pursuant to this Agreement or any other Loan Document, or in connection with any provision of this Agreement or related to the transactions contemplated hereby shall prove to have been false or incorrect or breached in any material respect on the date as of which made.

     8.6 Judgments.

     A final judgment or judgments is entered, or an order or orders of any judicial authority or governmental entity is issued against the Borrower or any of the Other Loan Parties (such judgment(s) and order(s) hereinafter collectively referred to as "Judgment") (i) for payment of money, which Judgment, in the aggregate, exceeds Two Hundred Thousand Dollars ($250,000.00) outstanding at any one time which is not covered by insurance; or (ii) for injunctive or declaratory relief which would have a material adverse effect on the ability of the Borrower or any of the Other Loan Parties to conduct its business, and such Judgment is not discharged or execution thereon or enforcement thereof stayed pending appeal, within thirty days after entry or issuance thereof, or, in the event of such a stay, such Judgment is not discharged within thirty days after such stay expires.

     8.7 Bankruptcy or Insolvency of the Borrower or Other Loan Parties.

          (a) The Borrower or any of the Other Loan Parties becomes insolvent, or generally fails to pay, or is generally unable to pay, or admits in writing its inability to pay, its debts as they become due or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Borrower or any of the Other Loan Parties, as the case may be, or a substantial part of its property, or makes a general assignment for the benefit of creditors.

          (b) The Borrower or any of the Other Loan Parties commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding.

          (c) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of the Borrower or any of the Other Loan Parties, or an order for relief is entered in any such proceeding which is not terminated upon the earlier of
(i) the entry of an order to relief in any such proceeding or (ii) within ninety
(90) days after such case or proceeding is involuntarily commenced.

          (d) A trustee, receiver, or other custodian is appointed for the Borrower or any of the Other Loan Parties or a substantial part of such Person's property and such appointment is not terminated within ninety (90) days thereafter.

                            ARTICLE IX   REMEDIES

     9.1 Further Advances; Acceleration; Setoff.

          (a) Upon the occurrence of any one or more Events of Default, the Bank may, in its sole discretion, refuse to make any further advances or Loans to the Borrower;

          (b) Automatically upon the occurrence of any Event of Default described in Section 8.7 of this Agreement, and in the sole discretion of the Bank upon the occurrence of any other Event of Default, the unpaid principal balance of all Loans, all interest and fees accrued and unpaid thereon, and all other amounts and Obligations payable by the Borrower under this Agreement and the other Loan Documents shall immediately become due and payable in full, all without protest, presentment, demand, or further notice of any kind to the Borrower, all of which are expressly waived by the Borrower;

          (c) If any of the Obligations shall be due and payable or any one or more Events of Default shall have occurred, the Bank shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to apply toward and set-off against and apply to the then unpaid balance of the Notes and the other Obligations any items or funds held by the Bank, any and all deposits (whether general or special, time or demand, matured or unmatured, fixed or contingent, liquidated or unliquidated) now or hereafter maintained by the Borrower for its own account with the Bank, and any other indebtedness at any time held or owing by the Bank to or for the credit or the account of the Borrower. For such purpose the Bank shall have, and the Borrower hereby grants to the Bank, a first lien on all such deposits. The Bank is hereby authorized to charge any such account or indebtedness for any amounts due to the Bank. Such right of set-off shall exist whether or not the Bank shall have made any demand under this Agreement, the Notes or any other Loan Document and whether or not the Notes and the other Obligations are matured or unmatured. The Borrower hereby confirms the Bank's lien on such accounts and right of set-off, and nothing in this Agreement shall be deemed any waiver or prohibition of such lien and right of set-off.

     9.2 Further Remedies.

     Upon the occurrence of any one or more Events of Default, the Bank may proceed to protect and enforce its rights under this Agreement and the other Loan Documents by exercising such remedies as are available to the Bank in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement or any of the other Loan Documents or in aid of the exercise of any power granted in this Agreement or any of the other Loan Documents.

                          ARTICLE X   MISCELLANEOUS

     10.1 Remedies Cumulative; No Waiver.

     The rights, powers and remedies of the Bank provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity, and no failure or delay on the part of the Bank in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

     10.2 Notices.

     Every notice and communication under this Agreement or any of the other Loan Documents shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and (iii) of this sentence, to the following addresses:

                      If to the Borrower:

                      Blonder Tongue Laboratories, Inc.
                      One Jake Brown Road
                      Old Bridge, NJ  08857
                      Attn:  Mr. James A. Luksch, President
                      Fax:  (732) 679-4353

                      With a copy to:

                      Stradley, Ronon, Stevens & Young
                      2600 One Commerce Square
                      Philadelphia, PA  19103-7098
                      Attn:  Gary P. Scharmett, Esquire
                      Fax:  (215) 564-8120

                      If to the Bank:

                      First Union National
                      370 Scotch Road
                      West Trenton, NJ 08628
                      Attn:  Richard Banning
                      Fax:  (609) 771-5860

                      With a copy to:

                      McCarter & English, LLP
                      100 Mulberry Street
                      Newark, NJ 07102
                      Attn:  Bart Colli, Esq.
                      Fax:  (973) 624-7070

     Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three
(3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. A party may change its address by giving written notice to the other party as specified herein.

     10.3 Costs, Expenses and Attorneys' Fees.

     Whether or not the transactions contemplated by this Agreement and the other Loan Documents are fully consummated, the Borrower shall promptly pay (or reimburse, as the Bank may elect) all costs and expenses which the Bank has incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation and enforcement of this Agreement and the other Loan Documents, the collection of all amounts due hereunder and thereunder, and any amendment, modification, consent or waiver which may be hereafter requested by the Borrower or otherwise required. Such costs and expenses shall include, without limitation, the fees and disbursements of counsel to the Bank, the costs of appraisal fees, searches of public records, costs of filing and recording documents with public offices, and similar costs and expenses incurred by the Bank. Upon the occurrence of an Event of Default, such costs shall also include the fees of any accountants, consultants or other professionals retained by the Bank. The Borrower's reimbursement obligations under this Section shall survive any termination of this Agreement.


     10.4 Survival of Covenants.

     This Agreement and all covenants, agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the making of the Loans and the execution and delivery of the Notes and, subject to the provisions of 10.15 hereof, shall continue in full force and effect until all of the Obligations have been fully paid, performed, satisfied and discharged.

     10.5 Counterparts; Effectiveness.

     This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement shall be deemed to have been executed and delivered when the Bank has received counterparts hereof executed by all parties listed on the signature page(s) hereto.

     10.6 Headings.

     The headings of sections have been included herein for convenience only and shall not be considered in interpreting this Agreement.

     10.7 Payment Due On A Day Other Than A Business Day.

     If any payment due or action to be taken under this Agreement or any Loan Document falls due or is required to be taken on a day which is not a Business Day, such payment or action shall be made or taken on the next succeeding Business Day and such extended time shall be included in the computation of interest.


     10.8 Judicial Proceedings.

     Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or any of the other Loan Documents or the dealings of the parties with respect hereto, or thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS
SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

     10.9 Governing Law.

     This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania.

     10.10 Integration.

     This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

     10.11 Amendment and Waiver.

     No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.


     10.12 Successors and Assigns.

          (a) Generally. This Agreement (i) shall be binding upon the Borrower and the Bank and their respective successors and assigns, and (ii) shall inure to the benefit of the Borrower and the Bank and its respective successors and assigns, provided, however, that the Borrower may not assign its rights hereunder or any interest herein without the prior written consent of the Bank, and any such assignment or attempted assignment by the Borrower shall be void and of no effect with respect to the Bank.

          (b) Participations. The Bank may from time to time sell or otherwise grant participations in the Loans and the Notes, and the holder of any such participation, if the participation agreement so provides, (i) shall, with respect to its participation, be entitled to all of the rights of the Bank and
(ii) may exercise any and all rights of setoff or banker's lien with respect thereto, in each case as fully as though the Borrower were directly indebted to the holder of such participation in the amount of such participation. The Bank may disclose to prospective participants such information regarding the Borrower's affairs as the Bank possesses. The Bank shall give notice to the Borrower of the grant of such participations; however, the failure to give such notice shall not affect any of the Bank's rights hereunder.

     10.13 Severability of Provisions.

     Any provision in this Agreement that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions, and to this end the provisions of this Agreement are declared to be severable.

     10.14 Consent to Jurisdiction and Service of Process.

     The Borrower irrevocably appoints each and every officer of the Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth in Section 10.2 hereof, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Loan Documents; and, subject to Section 10.16 the Borrower hereby (i) consents that any action or proceeding against it be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania by service of process on any such officer; (ii) agrees that the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of the Borrower and the Collateral, and
(iii) waives any objection that such Borrower may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Notwithstanding the foregoing, the Bank, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which the Borrower may be found or in which any of its properties or the Collateral may be located.

     10.15 Indemnification.

          (a) If, after receipt of any payment of all or any part of the Obligations, the Bank is compelled to surrender such payment to any Person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the other Loan Documents shall continue in full force and effect, and the Borrower shall be liable for, and shall indemnify, defend and hold harmless the Bank with respect to the full amount so surrendered.

          (b) The Borrower shall indemnify, defend and hold harmless the Bank with respect to any and all claims, expenses, demands, losses, costs, fines or liabilities of any kind, including reasonable attorneys' fees and costs, arising from or in any way related to (i) acts or conduct of the Borrower or any of the Other Loan Parties under, pursuant to or related to this Agreement and the other Loan Documents, (ii) Borrower's or any Other Loan Party's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) Borrower's or any other Loan Party's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state, or local, or court or administrative orders or decrees, including without limitation those resulting from any Hazardous Materials or dangerous environmental condition within, on, from, related to or affecting any real property owned or occupied by the Borrower, unless resulting from the acts or conduct of the Bank constituting gross negligence or willful misconduct.

          (c) The provisions of this section shall survive the termination of this Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of any of the Notes, the release of any Encumbrance securing the Obligations or any other action which the Bank may have taken in reliance upon its receipt of such payment. Any cancellation of any of the Notes, release of any Encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

     10.16 Arbitration Provisions.

          (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to the Loan Documents (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration act. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from document executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Swap Agreements.

          (b) All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

          (c) Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

          (d) Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially.

          (e) The parties acknowledges that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

     10.17 Temporary Reduction to Line of Credit Facility.

     Notwithstanding any provisions herein to the contrary, the maximum principal amount available to the Borrower under the Line of Credit is hereby reduced by $800,000 to $14,200,000 until such time as the Borrower delivers the following fully executed documents to the Bank pertaining to Inventory consigned to LodgeNet Entertainment Corporation ("LodgeNet") and stored at LodgeNet's facilities in Sioux Falls, South Dakota: (i) a consignment agreement between the Borrower, the Bank and LodgeNet; (ii) a waiver of lien letter between National Westminster Bank, PLC and the Borrower; (iii) a notice of consignment by the Borrower to National Westminster Bank, PLC; (iv) state and county UCC-1 Financing Statements executed by LodgeNet as consignee in favor of the Borrower as secured party; (v) and state and county UCC-1 Financing Statements executed by the Borrower in favor of the Bank as secured party. The foregoing documents will be delivered to the Bank (except for (ii) above, which will be delivered only if received by Borrower after using best efforts to obtain same) in substantially the same form as the same have been heretofore circulated among the parties. The Borrower represents and warrants that the value (as determined by the open market price of Borrower's similar goods) of Inventory at LodgeNet's facility in South Dakota has not and will not exceed $800,000, until such time as the Borrower delivers the foregoing documents to the Bank.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers on the date first above written.

Blonder Tongue Laboratories, Inc.



By: /s/ James A. Luksch
    ----------------------------
    James A. Luksch
    President


First Union National Bank



By: /s/ Richard Banning
    ----------------------------
    Richard Banning
    Assistant Vice President

                                 Schedule 4.4(b)

     Lease commitments effective April 30, 1999 between Borrower and CoreStates Leasing, Inc. or its successor for the aggregate amount of $954,263, as follows:

                  Mydata Machine            $ 332,809
                  BPCS                      $  77,515
                  Insertech                 $  98,051
                  Payroll                   $  34,639
                  Locator Machine           $  16,650
                  Speed Mount               $ 196,470
                  Locator Machine           $  18,725
                  Amada Press               $ 103,160
                  Dispenser                 $  19,561
                  Press Break               $  56,683
                                            ---------
                                            $ 954,263

                                 Schedule 4.4(c)

     Investment in Enhances Telecommunications, Inc. ("ETI") pursuant to Share Exchange Agreement dated July 20, 1996 pursuant to which Borrower issued 8,333 shares of its common stock in exchange for 11,211 shares of ETI's common stock.

                                  Schedule 6.16

                               FINANCIAL COVENANTS

     This Schedule is a part of the Fourth Amended and Restated Loan Agreement dated as of February 1, 1999 between First Union National Bank and Blonder Tongue Laboratories, Inc.

     A. Debt Coverage Ratio--The Borrower shall have a Debt Coverage Ratio at the end of the fiscal year ending December 31, 1998 of not less than 2:00:1.00, and for each fiscal year thereafter.

     B. Net Working Capital--The Borrower shall have Net Working Capital of not less than $12,000,000 for the fiscal year ending December 31, 1998, and for each fiscal quarter thereafter.

     C. Ratio of Senior Debt to Capital Funds--The Borrower shall have a ratio of Senior Debt to Capital Funds of not more than 1.50:1.00 for the fiscal year ending December 31, 1998, and for each fiscal quarter thereafter.

     For purposes of this Schedule, all capitalized terms used herein and not otherwise defined shall have the meanings given to them, respectively, in the Loan Agreement, and the following terms shall have the following meanings:

     "Capital Funds" shall mean, at any time, the sum of Subordinated Indebtedness plus Tangible Net Worth.

     "Current Assets" shall mean, at any time, all assets which, in accordance with GAAP, should be classified as current assets of the Borrower.

     "Current Liabilities" shall mean, at any time, all Liabilities which, in accordance with GAAP, should be classified as current liabilities of the Borrower.

     "Debt Coverage Ratio" shall mean for each Fiscal Year the ratio of (A) the Net Income for such Fiscal Year increased by the sum of (i) interest expense for such Fiscal Year, plus (ii) income tax expense for such Fiscal Year, plus (iii) the depreciation and amortization expense included in the income statement for such Fiscal Year, to (B) interest expense for such Fiscal Year, plus the prior Fiscal Year's current maturities of long term debt, all as determined in accordance with GAAP.

     "Liabilities" shall mean, at any time, all liabilities which, in accordance with GAAP, shall be classified as liabilities of the Borrower.

     "Net Income" shall mean, for any period, the net income of the Borrower, determined in accordance with GAAP, excluding:

          (a) the proceeds of any insurance policy;

          (b) any gain or loss arising from:

               (1) the sale or other disposition of any assets (other than Current Assets);

               (2) any write-up of assets; or

               (3) the acquisition of outstanding securities representing Indebtedness of the Borrower;

          (c) any amount representing any interest in the undistributed earnings of any Person;

          (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner;

          (e) any earnings of a successor to or transferee of the assets of the Borrower prior to becoming such successor or transferee;

          (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person; and

          (g) any other item constituting an extraordinary gain or loss under GAAP.

     "Net Working Capital" shall mean, at any time, the amount by which Current Assets exceed Current Liabilities, less any amount due from any Affiliate to the extent that such amount is included in Current Assets.

     "Senior Debt" shall mean, at any time, all Liabilities less all Subordinated Indebtedness.

     "Subordinated Indebtedness" shall mean, at any time, all Indebtedness subordinated to the Obligations on terms satisfactory to the Bank.

     "Stockholders' Equity" shall mean, at any time, stockholders' equity as determined in accordance with GAAP.

     "Tangible Net Worth" shall mean, at any time, the aggregate Stockholders' Equity, less all intangible assets of the Borrower, including, without limitation, organization costs, securities issuance costs, unamortized debt discount and expense, goodwill, excess of purchase costs over net assets acquired, patents, trademarks, trade names, copyrights, trade secrets, know how, licenses, franchises, capitalized research and development expenses, amounts owing from officers and/or Affiliates and any amount reflected as treasury stock.

                                  Schedule 7.3

            Liens securing indebtedness disclosed on Schedule 4.4(b).

                                    Exhibit A

                              ACQUISITION LOAN NOTE
$________________                                             ___________, 199__


     FOR VALUE RECEIVED, BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of FIRST UNION NATIONAL BANK (the "Bank") the principal amount of ______________________ ($___________). This Acquisition Loan Note is issued under the Fourth Amended and Restated Loan Agreement dated as of February 1, 1999 by and between the Borrower and the Bank as may be amended, modified or restated from time to time (the "Loan Agreement"). Terms capitalized but not defined herein shall have the meanings given to then respectively in the Loan Agreement. Reference is made to the Loan Agreement for a statement of the terms and conditions under which the loan evidenced hereby has been made, is secured, and may be prepaid or accelerated.

     At the election of the Borrower, and as set forth in the Loan Agreement, interest only shall be payable under this Acquisition Loan Note for a period of up to 6 months. Thereafter this Acquisition Loan Note shall be repayable in up to 60 monthly installments as determined in accordance with the Loan Agreement.

     Interest shall be determined in accordance with the Loan Agreement and shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Subsequent to maturity or the occurrence of any Event of Default, and continuing after the entry of any judgment against the Borrower with respect to the obligations evidenced by this Note, interest shall accrue at an annual rate which shall be two percent (2%) above the rate of interest otherwise payable hereunder. Accrued interest shall be payable monthly on the first day of each month commencing with the month immediately following the date hereof and if not paid when due, shall be added to the principal.

     The Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

     The construction, interpretation and enforcement of this Note shall be governed by the internal laws of the State of New Jersey.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

                                          BLONDER TONGUE LABORATORIES, INC.


                                          By:  This is an Exhibit - do not sign
                                               --------------------------------

                                    Exhibit B

                       SECOND ALLONGE TO REAL ESTATE NOTE

     This is the second allonge dated as of February 1, 1999 to the Real Estate Loan Note dated May 23, 1996 (the "Note") from BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower"), payable to the order of MERIDIAN BANK (predecessor to FIRST UNION NATIONAL BANK, hereafter the "Bank") in the original principal amount of Two Million Eight Hundred Thousand Dollars ($2,800,000.00). The Note was issued under the Amended and Restated Loan Agreement dated October 2, 1995, as amended by a First Amendment and a certain Second Amendment dated May 23, 1996 to the Amended and Restated Loan Agreement and is the subject of an Allonge dated September 26, 1996. This Allonge is being entered into in connection with the Fourth Amended and Restated Loan Agreement dated as of February 1, 1999 by and between the Borrower and the Bank. The Fourth Amended and Restated Loan Agreement dated February 1, 1999 as may be further amended, modified or restated from time to time is hereafter referred to as the "Loan Agreement". Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement.

     Following the application of the June 1, 1999 payment of principal and interest, the outstanding principal balance under the Note is $2,224,444.28.

     The Borrower has requested that the Bank agree to amend the terms upon which interest is calculated under the Real Estate Loan. The Bank is willing to make such amendments on the terms and conditions set forth herein.

     Now therefore, in consideration of the agreement of the parties contained herein, and intending to be legally bound, the parties hereto agree as follows:

     1. Principal payments under the Note shall be as follows (i) eighty two
(82) consecutive, monthly installments in the amount of $15,555.56 on the first Business Day of each month, which payments will commence on July 1, 1999 and end on April 1, 2006, and (ii) a final installment, consisting of the entire remaining principal balance of the Existing Real Estate Loan, together with all accrued interest thereon, which shall be due and payable May 1, 2006.

     2. The term "Loan Agreement" as used in the Note shall have the meaning assigned in the introductory paragraph to this Second Allonge.

     3. All other terms of the Note and the Loan Agreement remain in full force and effect.

     4. The construction, interpretation and enforcement of this allonge to the Note shall be governed by the internal laws of the State of New Jersey.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower and the Bank have caused this allonge to the Note to be executed by their duly authorized officers as of the day and year first above written.

                        BLONDER TONGUE LABORATORIES, INC

                        By:_____________________________
                           Name:
                           Title:

                           FIRST UNION NATIONAL BANK

                        By:______________________________
                           Name:
                           Title:

                                    Exhibit C

                     SECOND ALLONGE TO ACQUISTION LOAN NOTE

     This is the second allonge dated as of February 1, 1999 to the Acquisition Loan Note dated March 25, 1998 (the "Note") from BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower"), payable to the order of CORESTATES BANK, N.A. (predecessor to FIRST UNION NATIONAL BANK, hereafter the "Bank") in the principal amount of Nineteen Million Dollars ($19,000,000.00). The Note was issued under the Third Amended and Restated Loan Agreement dated October 29, 1997 by and between the Borrower and the Bank, as previously amended by the First Amendment dated March 23, 1998. The Fourth Amended and Restated Loa Agreement dated as of February 1, 1999 and as may be further amended, modified or restated from time to time is hereafter referred to as the "Loan Agreement". Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement.

     Now therefore, in consideration of the agreement of the parties contained herein, and intending to be legally bound, the parties hereto agree as follows:

     1. The principal amounts due under this Note shall be repaid in fifty nine
(59) consecutive monthly payments of $316,666.67 commencing on June 1, 1999, with a final principal payment of $316,666.47 on May 1, 2004.

     2. All other terms of the Note and the Loan Agreement remain in full force and effect.

     3. The construction, interpretation and enforcement of this allonge to the Note shall be governed by the internal laws of the State of New Jersey.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower and the Bank have caused this allonge to the Note to be executed by their duly authorized officers as of the day and year first above written.

                        BLONDER TONGUE LABORATORIES, INC.

                        By:___________________________
                           Name:
                           Title:

                           FIRST UNION NATIONAL BANK

                        By:____________________________
                           Name:
                           Title:

                           FOURTH AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                     between

                            FIRST UNION NATIONAL BANK


                                       and

                        BLONDER TONGUE LABORATORIES, INC.

                          Dated as of February 1, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


ARTICLE I      DEFINITIONS.........................................................................................1

         1.1      Definitions......................................................................................1

ARTICLE II        CREDIT ACCOMMODATIONS............................................................................7

         2.1      The Line of Credit...............................................................................7
         2.2      Real Estate Loan.................................................................................9
         2.3      Acquisition Facility............................................................................10
         2.4      Requirements of Law.............................................................................13
         2.5      Determinations..................................................................................13
         2.6      Payments and Computations.......................................................................14
         2.7      Borrowing.......................................................................................14
         2.8      Prepayment and Repayment........................................................................14

ARTICLE III       SECURITY........................................................................................15

         3.1      Security Documents..............................................................................15

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE BORROWER..................................................15

         4.1      Good Standing of the Borrower; Authorization....................................................15
         4.2      Compliance with Laws and Other Agreements.......................................................16
         4.3      No Conflict; Governmental Approvals.............................................................16
         4.4      Financial and Other Information Regarding Borrower..............................................16
         4.5      Taxes...........................................................................................17
         4.6      Encumbrances and Guaranties.....................................................................17
         4.7      Material Adverse Changes........................................................................17
         4.8      Margin Securities...............................................................................17
         4.9      ERISA...........................................................................................17
         4.10     Pending Litigation..............................................................................18
         4.11     Valid, Binding and Enforceable..................................................................18
         4.12     Priority of Security Interests..................................................................18
         4.13     Environmental Matters...........................................................................18
         4.14     No Untrue Statements............................................................................19

ARTICLE V         CONDITIONS PRECEDENT TO THE BANK'S OBLIGATIONS..................................................19

         5.1      Documents to be Delivered by the Borrower at Closing............................................19
         5.2      Conditions Precedent to Making Line of Credit Loans or Acquisition Loans........................20

ARTICLE VI        AFFIRMATIVE COVENANTS OF THE BORROWER...........................................................20

         6.1      Use of Proceeds.................................................................................21


         6.2      Financial Statements............................................................................21
         6.3      Ordinary Course of Business; Records............................................................21
         6.4      Information for the Bank........................................................................22
         6.5      Insurance.......................................................................................22
         6.6      Maintenance.....................................................................................23
         6.7      Taxes...........................................................................................23
         6.8      Leases..........................................................................................23
         6.9      Corporate Existence; Certain Rights; Laws.......................................................23
         6.10     Notice of Litigation or Other Proceedings.......................................................23
         6.11     Indebtedness....................................................................................23
         6.12     Notice of Events of Default.....................................................................24
         6.13     ERISA...........................................................................................24
         6.14     Deposit Accounts................................................................................24
         6.15     Management......................................................................................24
         6.16     Financial Covenants.............................................................................25
         6.17     Compliance with Environmental Laws..............................................................25
         6.18     Further Actions.................................................................................25
         6.19     Material Adverse Change.........................................................................25
         6.20     Meeting Regarding Projections...................................................................25
         6.21     Subordination of Debt...........................................................................25

ARTICLE VII       NEGATIVE COVENANTS..............................................................................25

         7.1      Fundamental Corporate Changes...................................................................26
         7.2      Indebtedness....................................................................................26
         7.3      Encumbrances....................................................................................26
         7.4      Guaranties......................................................................................27
         7.5      Sales and Lease-Backs...........................................................................27
         7.6      Loans, Investments..............................................................................27
         7.7      Change in Business..............................................................................27
         7.8      Sale or Discount of Receivables.................................................................27
         7.9      Prepayment of Indebtedness......................................................................28
         7.10     ERISA...........................................................................................28
         7.11     Compliance with Federal Reserve Board Regulations...............................................28
         7.12     Blonder International...........................................................................28

ARTICLE VIII      EVENTS OF DEFAULT...............................................................................28

         8.1      Borrower's Failure to Pay.......................................................................28
         8.2      Breach of Covenants or Conditions...............................................................29
         8.3      Defaults in Other Agreements....................................................................29
         8.4      Agreements Invalid..............................................................................29
         8.5      False Warranties; Breach of Representations.....................................................29
         8.6      Judgments.......................................................................................29
         8.7      Bankruptcy or Insolvency of the Borrower or Other Loan Parties..................................30

ARTICLE IX        REMEDIES........................................................................................30

         9.1      Further Advances; Acceleration; Setoff..........................................................30
         9.2      Further Remedies................................................................................31

ARTICLE X         MISCELLANEOUS...................................................................................31

         10.1     Remedies Cumulative; No Waiver..................................................................31
         10.2     Notices.........................................................................................31
         10.3     Costs, Expenses and Attorneys'Fees..............................................................32
         10.4     Survival of Covenants...........................................................................32
         10.5     Counterparts; Effectiveness.....................................................................33
         10.6     Headings........................................................................................33
         10.7     Payment Due On A Day Other Than A Business Day..................................................33
         10.8     Judicial Proceedings............................................................................33
         10.9     Governing Law...................................................................................33
         10.10    Integration.....................................................................................33
         10.11    Amendment and Waiver............................................................................34
         10.12    Successors and Assigns..........................................................................34
         10.13    Severability of Provisions......................................................................34
         10.14    Consent to Jurisdiction and Service of Process..................................................34
         10.15    Indemnification.................................................................................35
         10.16    Arbitration Provisions..........................................................................35